UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

fuboTV Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2020, fuboTV Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with HCM Stream, LLC (the “Purchaser”) pursuant to which the Company agreed to issue and sell to the Purchaser 448,649 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price of $9.25 per share, resulting in total purchase price payable to the Company of $4,150,003.25, and issue to the purchaser a warrant to acquire 112,162 shares of Common Stock at an exercise price of $9.25 per share (the “Warrant”).

Securities Purchase Agreement

The SPA provides that, upon the closing of the transactions, the Company would issue and sell to the Purchaser 448,649 shares of Common Stock, and issue the Warrant to the Purchaser. The transactions under the SPA closed on August 28, 2020, and the shares of Common Stock and Warrants as set forth above were sold and issued on that date.

Following the closing, the Company agreed to reimburse the Purchaser for its reasonable out of pocket costs and expenses in connection with the transactions set forth in the SPA, up to a maximum amount of $66,188.

The SPA contains customary representations and warranties of the Company and the Purchaser and other customary covenants and agreements, in addition to those set forth above.

In the SPA, the Company agreed that, following the closing date, the Company shall utilize its commercially reasonable efforts to file, by November 1, 2020, a resale registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) for the resale of the shares of Common Stock acquired by the Purchaser and the shares of Common Stock that may be acquired by the Purchaser pursuant to the Warrants, and shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the Commission by the 45th calendar day after the earlier of (i) the filing date and (ii) November 1, 2020.

The Company agreed under the SPA that, at any time during the period commencing from the 6-month anniversary of the closing date and ending at such time that all of the shares of Common Stock acquired under the SPA may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144, if the Company fails to satisfy the current public information requirement under Rule 144(c) or becomes an issuer described in Rule 144(i)(1)(i) in the future, and the Company shall or fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company will pay to the Purchaser, an amount in cash equal to 1% of the aggregate purchase price for the shares of Common Stock acquired by the Purchaser, on the day of a Public Information Failure and on every 30th day thereafter (pro-rated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the shares of Common Stock pursuant to Rule 144.

The description of the SPA as set forth above is qualified in its entirety by reference to the form of SPA which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Warrant

On the closing of the transactions pursuant to the SPA, the Company issued to the Purchaser the Warrant to acquire 112,162 shares of Common Stock. The exercise price under the Warrant is $9.25 per share of Common Stock, subject to customary adjustments for stock splits, etc., subject to a customary cashless exercise feature, and the Warrant has an exercise period ending on the earlier of (i) 18 months from the issuance date and (ii) the date of a Change of Control (as defined below) of the Company. “Change of Control” means mean the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly owned subsidiary of the Company) or any other transaction or series of related transactions in which the stockholders of the Company immediately prior to the transaction or transactions own less than a majority of the voting power of the surviving corporation following the transaction or transactions.

The Warrant contains a customary beneficial ownership limitation of 9.99%, which may be adjusted by the holder on 61 days’ notice to the Company.

The description of the Warrant is qualified in its entirety by reference to the form of Warrant which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 3.02. Unregistered Sales of Equity Securities.

Please see Item 1.01 above, which is incorporated herein by reference.

The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the recipients are accredited investors, the recipients acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

fuboTV Inc.

Date: September 2, 2020	By:	/s/ David Gandler
	Name:	David Gandler